Exhibit 5

August 17, 2026

Faraday Future Intelligent Electric Inc.

1990 E. Grand Ave

El Segundo, CA 90245

Telephone: (424) 276-8716

Re:	Registration Statement on Form S-8 with respect to 488,227 shares of Class A common stock, par value $0.0001 per share, of Faraday Future Intelligent Electric Inc.

Ladies and Gentlemen:

We have acted as special counsel to Faraday Future Intelligent Electric Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of an aggregate of 488,227 shares (the “Shares”) of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”), issuable under the Company’s Amended and Restated 2021 Stock Incentive Plan, as amended prior to the date hereof (the “Plan”). The Shares are included in a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on August 14, 2026. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter, including, without limitation: (A) the Registration Statement, together with the exhibits filed as a part thereof and including any documents incorporated by reference therein; (B) the Third Amended and Restated Certificate of Incorporation of the Company, and the subsequent charter amendments; (C) the Amended and Restated Bylaws of the Company; (D) the Plan; and (E) corporate resolutions and proceedings of the Company relating to the Plan. We have not undertaken any independent investigation to verify the accuracy of any such information, representations or warranties or to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinion set forth below.

We are opining herein only with respect to the General Corporation Law of the State of Delaware (the “DGCL”). We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

In making the foregoing examination, we have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof. We have further assumed that the Company has reserved for issuance an adequate number of authorized and unissued shares of Common Stock for issuance under the Plan.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein and having regard for such legal considerations as we deem relevant, we are of the opinion that the Shares covered by the Registration Statement have been duly authorized and, when issued and sold by the Company as described in the Registration Statement and in accordance with the terms and conditions of the Plan, against the Company’s receipt of payment of the full consideration therefor, will be validly issued, fully paid and nonassessable.

Faraday Future Intelligent Electric Inc.

August 17, 2026

In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

Our opinion is based on facts and laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision or otherwise. Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date. Our opinions expressed herein are limited to the matters expressly stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Not in limitation of the foregoing, we are not rendering any opinion as to the compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion is intended solely for your use in connection with the issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Pryor Cashman LLP

/s/ Pryor Cashman LLP